                                                                   EXHIBIT 10.07

                        EARLY POSSESSION AGREEMENT


Reference is made to that lease commencing February 1, 1996 between the LESSOR:
PAULSEN OFFICE PARK and the LESSEE: A & R MATERIALS, INC. at 4010 Moorpark Avenue, Suite 119, San Jose, California LESSEE is allowed to occupy premises on January 12, 1996. Rent is to begin on February 1, 1996. LESSOR and LESSEE agree that all the terms and conditions to the above referenced lease are to be in full force and effect as of the date of LESSEE's possession of the premises. LESSEE accepts premises in their present condition. LESSOR agrees to complete all LESSEE improvements as set forth in this lease.

LESSEE understands that his early occupancy may cause some delay in the con-struction of the LESSEE improvements and that such delay will not be a release of liability of any rent due. It is further understood that prior to any improvement of the leased premises by the LESSEE which may result in the delay in construction of LESSEE improvements or the obtaining of building permit without written consent of LESSOR is hereby prohibited. Any such violation may cause the termination of this lease.

In the event LESSEE takes possession of the premises prior to completion of any construction, LESSEE agrees to hold LESSOR harmless from any and all claims for damages to goods, equipment or inconvenience.


ACCEPTED:
LESSOR:                                   LESSEE:
PAULSEN OFFICE                            A & R MATERIALS, INC.



--------------------------------          ------------------------------------
BY:  Peter Paulsen                        BY: James E. Alexander
BY:  Linda Stockhus, Attorney in Fact



DATE:  _______________________            TITLE:  ____________________________

                             OFFICE LEASE AGREEMENT


              THIS LEASE is made between PAULSEN PROPERTIES, called "Landlord" and A & R MATERIALS, INC., A CALIFORNIA CORPORATION, called "Tenant."

   IT IS AGREED BETWEEN LANDLORD AND TENANT AS FOLLOWS: -

       1. PREMISES: Landlord hereby leases and Tenant hereby hires, upon the terms and conditions herein set forth, the office space known as Suite 119 on the First floor of the PAULSEN OFFICE PARK Building, herein after referred to as the "Building," located at 4010 Moorpark Avenue, California 95117 as outlined on the floor plan attached hereto as Exhibit "A" and hereby made a part hereof, such office space referred to as the "Premises."

       2. TERMS: The term of this Lease shall be for a period of Two (2) Years commencing on the 1st day of February, 1996 and terminating on the 31st day of January, 1998.

       3. RENT: Tenant will pay to Landlord, at the office of the Building, as rent for the premises. Payable Two Thousand Three Hundred Six Dollars and 00/100 ($2,306.00) concurrent herewith as and for rent for the first month of the lease term, and Two Thousand Three Hundred Six Dollars @ 00/100 ($2,306.00) per month on the first day of each and every month thereafter during the full term thereof Tenant agrees that he will promptly pay said rent at the times above stated; that he will pay all other charges, if any, for the premises during the term of this Lease.

   The parties agree that in the event Tenant fails to make any rental payment within ten days of the due date, it will be impracticable and extremely difficult to fix the actual damages to Landlord. Therefore, the parties agree that Tenant will pay Landlord the sum of $50.00 if the rent payment is not received within ten (10) days of the due date, and an additional sum of $50.00 if the rent is not received within twenty (20) days of the due date. The assessment of the damages herein above set forth shall be in addition to remedies available to Landlord as set forth on paragraph # 25 hereof.

       4. DEPOSIT: As additional consideration for the execution of this Lease agreement by Landlord, Tenant has paid to Landlord the sum of Two Thousand Three Hundred Six Dollars and 00/100 ($2,306.00) concurrent herewith, receipt whereof is hereby acknowledged. Landlord may apply any portion or all of said deposit to unperformed obligations of Tenant under this Lease, and in said event Tenant shall replace the portion so applied within ten (10) days of notice from Landlord. At the end of the Lease term, any portion of the deposit remaining shall be returned to Tenant.

       5. TAXES: Landlord shall pay all taxes and assessments levied upon the real property and Landlords improvements only, of which the Premises represents 3.6 %(3.6%) of the total area, as they exist at the commencement
           -----------
date of this Lease, However, in the event that such taxes shall be increased above the 1994-1995 fiscal year figures, Tenant shall pay Landlord his propor-
          ---------
tionate share of said increase during the term of the Lease within twenty (20) days of receipt of a bill therefore from Landlord setting forth the computations of Tenants obligation in accordance with this paragraph. Tenant shall pay the pro rata amount of such increase for the number of months of the Lease term within the fiscal tax year when less than twelve (12) months. Tenant shall pay all taxes and assessments levied against any personal property, trade fixtures, or other improvements on the Premises belonging to Tenant. Tenant shall also pay any sales, use or rental tax which may be assessed by any governmental body during the time of this Lease.

       6. UTILITIES: Landlord will use reasonable efforts to provide the Premises with hot and cold water, heat air conditioning, ventilation, gas, light and janitor service during such hours and of such character and amounts a Landlord, in its sole judgment, may deem reasonable, without liability for failures or interruptions resulting from any cause or from good faith acts or decisions of Landlord.

       7. USE: Tenant will use the Premises only for office purposes, unless the Landlord shall give Tenant previous written consent for a different use. In connection with his use of and activities in and about the Premises and the Building, Tenant at his expense will comply and will cause his employees, agents and invitees to comply, with all applicable rules and regulations of governmental agencies, and Tenant will conduct himself and cause his employees, agents and invitees to conduct themselves, with full regard for the rights, convenience, and welfare of all other tenants in the Building.

       8. SIGNS: Tenant will not permit any signs, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the premises, or in the building of which they are a part, except on the directory board to be provided by Landlord and on the entrance doors of the Premises, and then only of such size, color and style as Landlord may approve.

       9. CONDITION OF PREMISES AT COMMENCEMENT: Tenant acknowledges that his acceptance of possession of the Premises constitutes a conclusive admission that he has inspected the Premises and has found it in good condition and repair in all respects in accordance with the obligation of Landlord under this Lease.

      10. UNDERTAKINGS BY TENANT-INDEMNIFICATION OF LANDLORD: Tenant will hold Landlord and all other tenants of the Building, and their employees, agents and invitees, harmless from any loss, damage, or liability caused by Tenant or his employees, agents or invitees. Tenant will not claim damages, other than a prorated abatement of the rent, if delivery of possession of the Premises will be delayed beyond commencement of the term of this Lease, regardless of the cause.

      11. NOTICE OF DISREPAIR: Upon observing that any part of the Premises or of the Building, including the fixtures and facilities, is or appears to be defective, damaged or in disrepair, regardless of the nature or cause, Tenant will notify Landlord immediately.

      12. ACTS AFFECTING INSURANCE: Tenant will not conduct any activities or keep any materials, substances, or articles in or about the Premises which will impair or invalidate, or increase the premium cost of, insurance policies carried by Landlord.

      13. MAINTENANCE: During the term Tenant will maintain the Premises in good condition and repair in compliance with Landlord's written instructions, except such repair and maintenance which are the obligations of Landlord as provided hereafter in Paragraph 19 of this Lease and except for damage not caused by any negligence of Tenant or of any employee, agent, or invitee of Tenant. Tenant will maintain all of his furniture, furnishings, and equipment located in the Premises in good, neat, and attractive condition and in good repair.

      14. ALTERATIONS: Tenant will not make any alterations or additions to or install partitions or built-in fixtures or facilities in the Premises without Landlord's previous written consent. Any alterations, partitions, or built-in fixtures or facilities made to or installed in the Premises by Tenant with Landlord's consent will be, done in accordance with and subject to the written directions and conditions issued by Landlord, and shall become a part of the Building and the property of Landlord. Landlord may repair, alter, improve or remodel any portion of the Premises or the Building, but without obligation so to do, without liability to Tenant for any damage or convenience to or temporary impairment of enjoyment of the Premises by Tenant.

      15. LIENS: Tenant will not cause or permit any lien to be imposed upon the Premises or the Building and will pay all taxes and license fees imposed by reason of any improvements made by Tenant to the Premises or imposed upon any personal property located in the Premises. Tenant agrees to give Landlord not less than (5) days notice prior to commencement of any alteration or repair permitted under the terms of the Lease so that Landlord may post Notice of Non-Responsibility.

      16. REIMBURSEMENT: Tenant will reimburse Landlord for all expenditures made by Landlord for the account or benefit of Tenant.

      17. CONDEMNATION: Should any part of the Premises or the Building be taken from Landlord as a result of condemnation proceedings, threatened or filed, Tenant does and will relinquish to Landlord any interest in the proceeds or the award. Should all or a substantial part of the Premises be taken or relinquished by a public utility or a governmental agency by condemnation or otherwise, Landlord or Tenant may terminate this Lease on not less than thirty
(30) days' written notice to Tenant.

      18. RIGHT OF ENTRY: Tenant will permit any officer, agent, or employee of Landlord to enter the Premises, with a passkey or otherwise at any reasonable time for inspection, janitor service, or other reasonable purposes and Tenant releases Landlord from any responsibility for any resulting theft or damage, excepting only willful misconduct or negligence of landlord.

      19. UNDERTAKINGS BY LANDLORD-RULES AND SERVICE: Landlord will endeavor, but without liability for failure, to establish, maintain, and enforce rules and regulations in connection with the use and occupancy of the Building which will be conducive to the welfare and comfort of all tenants of the Building, and shall furnish the Premises during reasonable and usual business hours the following services at Landlord's sole expense.

      (a) Heat - Heat and air conditioning during the customary periods of the year, Monday through Friday, when and to the same extent Landlord furnishes heat and air conditioning for other portions of the Building of which the Premises are a part should Tenant require heat or cooling.

      (b) Electricity - Electric current consisting of 110/208 service for lighting and ordinary business appliances;

      (c) Janitorial Services - Usual janitorial and maintenance service including the sweeping and waxing of floors. Landlord shall also maintain and keep lighted the common stairs, entries, and toilet rooms in the Building;

      (d) Repairs - Tenant will, at his sole cost and expense, supply chair mats for all desk chairs, keep and maintain the said leased premises, and every part thereof, including the interior of the premises, glazing, and plumbing and electrical fixtures, in good and sanitary order, condition and repair. Lessor will, at his sole cost and expense, keep and maintain the structure, roof and exterior walls of the Building (excluding glazing), the heating and air conditioning equipment, the off premises sewer and water lines, and the landscaping, sidewalks and parking areas used in common by other tenants, in good and sanitary order, condition and repair.

      20. FLOORLOAD: Tenant will not overload the floors, nor install any heavy business machines or any heavy equipment of any kind, without prior written approval of Landlord, which, if granted, may be conditioned upon moving by skilled licensed handlers and installation and maintenance at Tenant's expense of special reinforcing and settings adequate to absorb and prevent noise and vibration. In no event will Tenant be allowed to place a load exceeding fifty (50) pounds per square inch on any floor of the building without prior written consent.

      21. NONLIABILITY OF LANDLORD: Excepting only willful misconduct or negligence of Landlord shall not be liable to Tenant for any damage to Tenant's property, or for any disruption of Tenant's business or professional activities in the Premises, resulting from leaky plumbing, gas, water, steam, electrical, heating, cooling, ventilating or air-conditioning fixtures, facilities or conduits, from disrepair or faulty construction of the building; from acts of officers, agents, or employees of Landlord or of other tenants in the building or their employees, agents or invitees; or from any trespass or public offense committed in or about the Premises of the building except that Landlord agrees to take reasonable steps to correct any such condition after first receiving written notice thereof from Tenant.

      22. (A) ASSIGNMENT AND SUBLETTING: Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance, or sublease without Landlord's prior written consent shall be voidable, at Landlord's election, and shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease and Landlord shall, within thirty (30) days of receipt of such written notice, elect one of the following:
     (a)   Consent to such proposed assignment, encumbrance or sublease;
     (b)   Refuse such consent, which refusal shall be on reasonable grounds; or
     (a)   Elect to terminate this Lease.

As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the sublessee or assignee remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or sublessee. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the ]Premises, in excess of such rent fairly allocable such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay Landlord as additional rent hereunder ninety percent (90%) of the excess of each such payment of rent or other consideration received by

Tenant promptly after its receipt. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. Occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant shall not be deemed an assignment or subletting.

      (B) SUBORDINATION: Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground Lessor with respect to the building, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlords interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right the subordinate or cause to be subordinated any such ground leases or underlying leases or any such lions to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lien of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and becomes the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant.

      23. DESTRUCTION OF LEASEHOLD: Should the leasehold, or any part of the building, be damaged or destroyed, Landlord may elect to terminate this Lease or continue it in force and, without affecting Tenant's liability under Paragraph 10, repair or rebuild the leasehold or Building, provided Tenant, upon giving to Landlord written notice within 10 days after the damage or destruction, may terminate this Lease if the leasehold cannot be made tenantable within 120 days. Landlord may occupy as much of the leasehold as may be necessary to accomplish the repair or reconstruction, pending the completion of which an equitable reduction or abatement of the rent will be made by Landlord if this Lease should not be terminated under this paragraph. Landlord shall not be liable to Tenant for any loss or damage to or destruction of the leasehold or from the repairing or rebuilding of the leasehold or Building.

      24. RULES AND REGULATIONS: Tenant will comply, and will cause his employees, agents and invitees to comply, with all reasonable rules and regulations adopted by Landlord in connection with the use and occupancy of the Premises and of the Building, and with all supplements and amendments which Landlord may adopt hereafter. Any violation by Tenant, or by his employees, agents, or invitees, of any rule or regulation heretofore or hereafter adopted, amended, or supplemented by Landlord, shall constitute a default under this Lease and shall make available to Landlord the remedies provided herein.

      25. DEFAULT: If tenant should become in default under this Lease, Landlord, at its option and without notice, (1) may terminate this Lease, take possession of the Premises at any rent obtainable, recovering from Tenant, in successive actions or a single action, any deficit between the rent received and the rent provided to be paid under this Lease, plus all the expenses, including attorney's fees, incurred in the taking of possession and reletting; or (2) without attempting to relet the premises and with Or without terminating this Lease, may (a) sue, at regular or irregular intervals and in successive suits, to recover the unpaid installments of rent, or (b) bring a single action to recover unpaid rent for the remaining term of this Lease, or (e) sue for general and special damages. If Landlord should take possession of the Premises under the provisions of this paragraph or at the end of the term, Land may remove to any place of storage, or any dumping ground, at Tenant's s risk and expense and. without incur any responsibility to Tenant for loss, damage, or theft, all property in or about the leasehold belonging to or in custody of Tenant. The remedies provided in this paragraph are cumulative and may be exercised simultaneously with, in addition to, or independently of, any other legal remedy.

      26. ABANDONMENT: Tenant covenants that he will occupy the premises continuously except for normal vacation periods and agrees that any absence therefrom for more than one week, during any part of which time rental is delinquent shall be conclusively presumed to be an abandonment of the premises at the option of the Landlord.

      27. RESTORATION OF PREMISES: Upon termination of this Lease or by expiration of the term or by election of Landlord, Tenant will restore the Premises to Landlord in the same condition as it existed at the commencement of the term except as otherwise permitted or required by this Lease, and except for reasonable use and wear.

      28. HOLDING OVER: Should Tenant hold over the Premises after the term of this Lease, he will be a Tenant by sufferance from day to day, with a rental of 120% of the then current daily rental rate unless Landlord shall consent in writing to a different tenancy.

      29. INSURANCE: Tenant agrees to and shall secure from a responsible company or companies doing insurance business in the State of California, and maintain during the entire term of this Lease, public liability insurance in the minimum amount of One Million Dollars and 00/100 ($1,000,000.00) and fire and extended coverage insurance upon Tenant's personal property in an amount sufficient to cover all losses. Tenant agrees that Landlord shall be named as an additional insured on the aforementioned policies of insurance. On securing said coverage the Tenant shall deliver to Landlord a copy of the appropriate policies, or certificates of said insurance, which shall provide that same shall not be cancelled without ten (10) days' prior written notice to Landlord.

      30. INTEREST ON MONETARY OBLIGATION: All monetary obligations of Tenant to Landlord under this Lease shall carry nine percent (9%) interest per annum from the due date until paid.

      31.   TIME OF ESSENCE: Time is of the essence of this Lease.

      32.   CONDITION: Each term of this Lease shall constitute a condition.

      33. NOTICES: Notices shall be deemed served upon Tenant when left at the Premises or mailed, postage prepaid, addressed to Tenant at 4010 Moorpark Avenue, Suite 119, San Jose, California 95117.

      34. LANDLORD DEFAULT: In the event of any default by the Landlord hereunder Tenant agrees to give notice of such default, by registered mail, to the holder of any first deed of trust covering the demised premises and to said holder a reasonable opportunity to cure such default on Landlords behalf.

      35. WAIVER: No waiver, benefit, privilege, or service, voluntarily granted or performed by Landlord to or for Tenant, or any other tenant in the Building shall be construed to vest any contractual right in Tenant by custom, estoppel, or otherwise. No waiver by Landlord of a default by Tenant under this Lease shall constitute a waiver of a subsequent default and after a waiver, expressed or implied, no notice need be given that strict compliance in the future will be required.

      36. ATTORNEY'S FEES: In any action or proceeding between Landlord and Tenant the prevailing party shall be awarded costs and attorney's fees.

      37. PARTIAL INVALIDITY: No partial invalidity of this Lease shall affect the remainder.

      38. HEADINGS: Headings shall not limit or affect any paragraph in this Lease.

      39. ENTIRE AGREEMENT: This Lease contains the complete agreement between Landlord and Tenant and no supplement, amendment, or other commitment will be binding unless in writing and signed by the Irrigated party, except that Tenant shall be bound, without signature, to all supplements and amendments to the rules and regulations hereafter adopted by Landlord in accordance with Paragraph 24.


     Executed on ___________________, 1996, at the Paulsen Office Park.


LESSEE:                                  LESSOR:

A & R MATERIALS, INC.                    PAULSEN OFFICE PARK

BY:  _____________________________       BY:  ________________________________
     James E. Alexander                       Peter Paulsen BY:  Linda Stockhus
                                              ATTORNEY IN FACT
TITLE:  __________________________

DATE:   __________________________       DATE:  _____________________________

                                   ADDENDUM
                                   --------


This lease addendum is attached hereto and becomes a part hereof, that certain lease agreement commencing February 1, 1996, by and between A & R MATERIALS, INC. as Lessee, and PAULSEN OFFICE PARK, as Lessor, for property located at 4010 Moorpark Avenue, Suite 119, San Jose, California:

It is agreed between Lessee and Lessor-.


   1)     RENT SCHEDULE:

                           February, 1996 - January, 1997 $2,306,00
                           February, 1997 - January, 1998 CPI**

                  **On the anniversary of the commencement date of this lease, the rent shall be increased according to the then current Consumer Price Index (CPI) for the preceding twelve months for the San Francisco, Oakland and San Jose area published by the U.S. Department of Labor.

                  Said increase shall not be less that 4%, or more than 7%. Therefore, If the then current CPI reflects 2%, the increase shall be 4%, and if the CPI reflects 12%, the 'increase shall be 7%.


   2) All other terms and conditions to remain the same and in full force and effect.


LESSEE                                        LESSOR

A & R MATERIALS, INC.                               PAULSEN OFFICE PARK

BY:  __________________________               BY:  _____________________________
     James E. Alexander                             Peter Paulsen By:
                                                    Linda Stockhus
                                                    ATTORNEY IN FACT

TITLE: __________________________

DATE:  __________________________             DATE:  ___________________________

SERVICE:   The landlord will furnish services as follows:  Heat, electric service, janitorial service, water, and air conditioning at the Landlord's expense. Air conditioning will be supplied during the season when needed in the normal business week. Monday through Friday from 8:00 a.m. to 6:00 p.m.

                             RULES AND REGULATIONS

The Tenant agrees to abide by the following rules and regulations:

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stair-ways, corridors, and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the demised premises.

2. No awnings of other projections shall be attached to the outside walls of the building without the prior written consent of the landlord. No curtains, blinds shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of the landlord, such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality, type design, and color, and attached in the manner approved by the Landlord.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by the Tenant on any part of the outside or inside of the demised premises or building without the prior written consent of the Landlord. In the event of the violation of the foregoing, by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior sign on doors and directory tablet shall be inscribed, painted, or affixed at the expense of the Tenant, and shall be of a size, color, and style acceptable to the Landlord.

4. The utility sinks and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same.

5. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises of the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as it may direct.

6. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the premises, and no cooking shall be done or permitted by any Tenant on said premises. No Tenant shall cause or permit any unusual or objectional odors to be produced upon or permeate from the demised premises.

7. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way.

8. In the event of the loss of any keys furnished by the Landlord, Tenant shall pay to the Landlord the cost thereof.

9. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which the Landlord or its agent may determined from time to time. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch-thick plank strips to distribute the weight. The moving of safes or other fixtures or bulky matter of any kind must be made after previous notice to the Manager of the building. Any damage done to the building or to the tenants or to other persons in bringing in removing safes, furniture, or other bulky or heavy articles shall be paid for by Tenant.

10. No Tenant shall occupy or permit any portion of the premises demised to him to be used for manufacturing or for the possession, storage, manufacturer, or sale of liquor or narcotics, or as a barber or manicure shop, or as an employment bureau. No Tenant shall engage or pay any employees on the demised premises, except those actually working for such Tenant on said premises, nor advertise for laborers giving an address at said premises.

11. Each Tenant, before leaving the said premises at any time, shall see that all windows, sliding doors, and hall doors are securely locked, and that all front and rear doors are locked after 6PM.

12. The premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes.

13. The requirements of Tenants will be attended to only upon application at the office of the building. Landlord's employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

14. canvassing, soliciting, and peddling in the building are prohibited, and each Tenant shall cooperate to prevent the same.

15. Tenants or tenants' guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of the above shall be subject to tow away, contact San Jose Police at 277-4000 or Schaller Towing at 294-3102.

16. Vehicles parked on premises in excess of fifteen (15) days without prior written consent of the Landlord shall be deemed abandoned and subject to tow away.

17. Tenant is furnished with two keys for each outside entry door, but is responsible for providing extra keys to employees. Tenant is also responsible for any lock changes due to employee turnover.